UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 1, 2011

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 1, 2011, ON Semiconductor Corporation (“ON Semiconductor”) completed its previously announced acquisition of SANYO Semiconductor Co., Ltd. (“SANYO Semiconductor”), a subsidiary of SANYO Electric Co., Ltd. (“SANYO Electric”), and other assets related to SANYO Electric’s semiconductor business. The acquisition was made pursuant to a purchase agreement (the “Original Agreement”) entered into as of July 15, 2010 by and among ON Semiconductor, Semiconductor Components Industries, LLC, a wholly owned subsidiary of ON Semiconductor (“SCI”) and SANYO Electric, as amended pursuant to Amendment No. 1 to Purchase Agreement entered into as of November 30, 2010 by and among the same parties (the “Amendment” and, together with the Original Agreement, the “Purchase Agreement”).

The total purchase price (the “Purchase Price”), as contemplated in, and specified by, the Purchase Agreement, was approximately ¥54 billion ($663 million). Approximately ¥11.8 billion ($144 million) of the Purchase Price was paid by ON Semiconductor in cash to SANYO Electric, of which ¥4.3 billion ($53 million) was placed in escrow, pursuant to an escrow agreement entered into by and among ON Semiconductor, SANYO Electric and Sumitomo Mitsui Banking Corporation, as escrow agent, as partial security for the indemnification obligations of SANYO Electric under the Purchase Agreement. Approximately ¥10.5 billion ($129 million) of the Purchase Price was attributable to liabilities and costs assumed by ON Semiconductor, and other adjustments, in connection with the transaction. In addition, approximately ¥31.7 billion ($378 million) of the Purchase Price was borrowed by ON Semiconductor, through SCI, pursuant to the Loan Agreement (as defined under Item 2.03 below).

Pursuant to the terms of the Purchase Agreement, in connection with the closing of the transaction, the parties entered into a services agreement (the “Services Agreement”), in substantially the same form as the transition services agreement called for by the Original Agreement in order to include certain long-term services. The terms of the Services Agreement are substantially similar to the terms of the transition services agreement, pursuant to which SANYO Electric will continue, and will cause its affiliates to continue, to provide, for an agreed upon period post-closing, certain services that SANYO Electric and its affiliates provided to SANYO Semiconductor prior to closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Original Agreement, which is filed as Exhibit 2.1 to ON Semiconductor’s Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2010 and incorporated herein by reference, and the Amendment, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

ON Semiconductor currently anticipates that it will incur restructuring charges of approximately ¥6 billion to ¥7 billion ($74 million to $86 million) related to severance payments of seconded employees in connection with the acquisition and shutdown of certain SANYO Semiconductor manufacturing facilities. A significant portion of these charges are expected in the first quarter of 2011. ON Semiconductor currently expects that payments related to the restructuring will be made over the next eighteen months.

All U.S. Dollar amounts disclosed in this Current Report on Form 8-K, other than amounts borrowed under the Loan Agreement, are based on the December 30, 2010 exchange rate of 81.50 Japanese Yen for each U.S. Dollar and may fluctuate as the exchange rate fluctuates. The exchange rate for amounts borrowed under the Loan Agreement is 83.99 Japanese Yen for each U.S. Dollar, which was determined pursuant to the terms of the Loan Agreement.

The representations and warranties contained in the Purchase Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to ON Semiconductor or SANYO Electric.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 is incorporated herein by reference. On November 30, 2010, ON Semiconductor filed a Current Report on Form 8-K (the “November Form 8-K”) disclosing, among other things, the terms of the form of unsecured loan agreement (the “Loan Agreement”). The Loan Agreement was entered into as of January 1, 2011 by and among ON Semiconductor, SCI and SANYO Electric and, as of such date, ON Semiconductor, through SCI, borrowed approximately ¥31.7 billion ($378 million) for payment to SANYO Electric pursuant to the terms of the Purchase Agreement.

The description of the Loan Agreement is incorporated herein by reference to Item 1.01 of the November Form 8-K. This description does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The information set forth in Item 2.01 is incorporated herein by reference. As of the closing date of the acquisition, ON Semiconductor intends to continue the restructuring activities started by SANYO Electric related to certain manufacturing operations of SANYO Semiconductor. As a result, ON Semiconductor currently anticipates that it will incur restructuring charges of approximately ¥6 billion to ¥7 billion ($74 million to $86 million), with a significant portion of these charges occurring in the first quarter of 2011. ON Semiconductor currently expects that payments related to these restructurings will be made in cash over the next eighteen months. A significant portion of the payments made to SANYO Electric pursuant to the terms of the Purchase Agreement will relate to the severance costs of manufacturing employees in connection with the ultimate shutdown of certain manufacturing facilities acquired by ON Semiconductor in the transaction. Most of the manufacturing employees remain SANYO Electric employees but are seconded to SANYO Semiconductor for certain periods pursuant to the terms of the transaction.

Item 7.01	Regulation FD Disclosure.

On January 1, 2011, ON Semiconductor issued a press release announcing the completion of the acquisition. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) are not being filed herewith. The information required by Item 9.01(a) will be filed with the Securities and Exchange Commission (the “SEC”) by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) are not being filed herewith. The information required by Item 9.01(b) will be filed with the SEC by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits

Exhibit No.	Description

2.1†	Purchase Agreement, entered into as of July 15, 2010, by and among ON Semiconductor Corporation, Semiconductor Components Industries, LLC and SANYO Electric Co., Ltd. (incorporated by reference to Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2010).

2.2†	Amendment No. 1 to Purchase Agreement, entered into as of November 30, 2010, by and among ON Semiconductor Corporation, Semiconductor Components Industries, LLC and SANYO Electric Co., Ltd.

4.1	Loan Agreement, entered into as of January 1, 2011, by and among ON Semiconductor Corporation, Semiconductor Components Industries, LLC and SANYO Electric Co., Ltd.

99.1	Press Release.

†

The schedules and exhibits to such agreement are not being filed herewith. Each agreement contains a list briefly identifying the contents of the schedules and exhibits to such document. The Registrant undertakes to furnish supplementally a copy of any omitted schedule and exhibit to the SEC upon request.

* * *

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding ON Semiconductor’s acquisition of SANYO Semiconductor and other assets. These forward-looking statements are based on information available to ON Semiconductor as of the date of this Current Report on Form 8-K. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond ON Semiconductor’s control, including but not limited to the ability to integrate acquired businesses; effects of exchange rate fluctuations and changes in the economy and the businesses of each of ON Semiconductor and SANYO Semiconductor and the anticipated effect of the transaction on the financial results of ON Semiconductor following completion of the transaction; changes in the amount of the anticipated restructuring charges and the expected schedule for charges and payments of costs related to the restructurings; the variable demand and the aggressive pricing environment for semiconductor products; dependence on each company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for its current products; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including but not limited to the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for ON Semiconductor’s or SANYO Semiconductor’s products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations including but not limited to foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K as filed with the SEC on February 25, 2010, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s SEC filings. These forward-looking statements should not be relied upon as representing ON Semiconductor’s views as of any subsequent date and it does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 6, 2011	ON SEMICONDUCTOR CORPORATION
(Registrant)

	By:	/S/ DONALD A. COLVIN
Donald A. Colvin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.2	Amendment No. 1 to Purchase Agreement, entered into as of November 30, 2010, by and among ON Semiconductor Corporation, Semiconductor Components Industries, LLC and SANYO Electric Co., Ltd.

4.1	Loan Agreement, entered into as of January 1, 2011, by and among ON Semiconductor Corporation, Semiconductor Components Industries, LLC and SANYO Electric Co., Ltd.

99.1	Press Release.